SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                  Securities and Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                           January 19, 1999


                    NEWPORT NEWS SHIPBUILDING INC.
        (Exact name of registrant as specified in its charter)



          Delaware                    1-12385                74-1541566
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)




                 4101 Washington Avenue, Newport News,
               VA 23607 (Address of principal executive
                          offices) (zip code)


                            (757) 380-2000
         (Registrant's telephone number, including area code)


                            Not Applicable
     (Former name or former address, if changed since last report)



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Item 5. Other Events

          Pursuant to an Agreement and Plan of Merger dated as of January 19, 1999 (the "Agreement"), among Newport News Shipbuilding Inc. ("Parent"), Ares Acquisition Corporation, a wholly owned subsidiary of Parent ("Sub"), and Avondale Industries, Inc. (the "Company"), a copy of which is filed herewith as Exhibit 2.1, Sub will be merged with and into the Company (the "Merger") and the Company will continue as the surviving corporation and as a wholly owned subsidiary of Parent. Stockholders of the Company will receive shares of Parent common stock, par value $0.01 per share ("Parent Common Stock") in exchange for each share of Company common stock, par value $1.00 per share ("Company Common Stock") as follows: Each issued share of Company Common Stock shall be converted into the right to receive the number (the "Conversion Number") of shares of Parent Common Stock that is equal to the quotient obtained by dividing (i) $35.50 by (ii) the "Average Parent Stock Price" (as defined in Section 2.01(c) of the Agreement); provided, however, that in no event shall the Conversion Number be greater than 1.2500 or less than 1.1500. Using this formula, the value of the voting securities to be acquired is approximately $470 million, based on the closing price of Parent Common Stock on January 19, 1999. Following the Merger, Parent's name will be changed to Newport News Avondale Industries Inc.

          Concurrent with the execution and delivery of the Agreement,
(i) the Company and Parent entered into a stock option agreement (the "Company Stock Option Agreement") pursuant to which the Company granted Parent the option to purchase up to 9.9% of Company Common Stock at a price of $35.50 per share after any termination of the Agreement in connection with which Parent is or may be entitled to receive a termination fee pursuant to Section 6.07(b) of the Agreement and on other terms and subject to other conditions set forth therein and (ii) Parent and the Company entered into a stock option agreement (the "Parent Stock Option Agreement") whereby Parent granted the Company the option to purchase up to 9.9% of Parent Common Stock at a price of $29.875 per share after any termination of the Agreement in connection with which the Company is or may be entitled to receive a termination fee pursuant to Section 6.07(c) of the Agreement and on other terms and subject to other conditions set forth therein. A copy of the Parent Stock Option Agreement and the Company Stock Option Agreement are filed herewith as Exhibits 2.2 and 2.3, respectively.

          The parties intend to consummate the Merger as soon as practicable following the satisfaction or waiver of the conditions to closing set forth in the Agreement. The closing of the Merger is conditioned upon, among other things, (i) approval by stockholders of the Company and Parent, (ii) obtaining certain regulatory approvals and (iii) other customary closing conditions. The consummation of the Merger is expected to occur in the second quarter of 1999.

          All references to the Agreement, the Parent Stock Option Agreement and the Company Stock Option Agreement are qualified in their entirety by the full text of such agreements, copies of which are attached as Exhibits hereto and are incorporated by reference herein.


Item 7. Financial Statements and Exhibits

(c) Exhibits

          Exhibit 2.1      Agreement and Plan of Merger
                           dated as of January 19, 1999,
                           among Newport, Ares and Avondale

          Exhibit 2.2      Parent Stock Option Agreement
                           dated as of January 19, 1999,
                           between Newport and Avondale

          Exhibit 2.3      Company Stock Option Agreement
                           dated as of January 19, 1999,
                           between Avondale and Newport

          Exhibit 3        By-laws, as amended and restated
                           as of October 12, 1998

          Exhibit 99       Press Release



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                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NEWPORT NEWS SHIPBUILDING INC.



Date: January 22, 1999                  By:  /s/ Stephen B. Clarkson
                                           ------------------------------
                                           Name:  Stephen B. Clarkson
                                           Title: Vice President, General
                                                  Counsel and Secretary

                             Exhibit Index



                                                             Sequential Page
Exhibit No.           Description of Exhibit                      Number

Exhibit 2.1           Agreement and Plan of Merger
                      dated as of January 19, 1999,
                      among Newport, Ares and Avondale

Exhibit 2.2           Parent Stock Option Agreement
                      dated as of January 19, 1999,
                      among Newport and Avondale

Exhibit 2.3           Company Stock Option Agreement
                      dated as of January 19, 1999,
                      among Avondale and Newport

Exhibit 3             By-laws, as amended and restated
                      as of October 12, 1998

Exhibit 99            Press Release